ROPES & GRAY LLP
PRUDENTIAL TOWER
800 BOYLSTON STREET
BOSTON, MA 02199-3600	Exhibit (11)(a)
WWW.ROPESGRAY.COM

April 19, 2024
Voya Partners, Inc.
7337 East Doubletree Ranch Road
Suite100
Scottsdale, Arizona 85258
Ladies and Gentlemen:

This opinion is being furnished in connection with the Registration Statement on Form N-14 (the "Registration Statement") being filed today by Voya Partners, Inc. (the "Company") under the Securities Act of 1933, as amended (the "Act"), relating to the proposed acquisition by Voya Solution Aggressive Portfolio, a series of the Company (an "Acquiring Portfolio"), of all the assets of Voya Strategic Allocation Growth Portfolio, a series of Voya Strategic Allocation Portfolios, Inc. (an "Acquired Portfolio"), and the proposed acquisition by Voya Solution Conservative Portfolio, a series of the Company (an "Acquiring Portfolio" and together with Voya Solution Aggressive Portfolio, the "Acquiring Portfolios"), of all the assets of Voya Strategic Allocation Conservative Portfolio, a series of Voya Strategic Allocation Portfolios, Inc., and Voya Solution Moderately Conservative Portfolio, a series of the Company (each an "Acquired Portfolio" and together with Voya Strategic Allocation Growth Portfolio, the "Acquired Portfolios"), and the issuance of Class I and Class S shares, par value $.001 per share, of capital stock of Voya Solution Aggressive Portfolio and Class ADV, Class I, Class R6, Class S and Class S2 shares, par value $.001 per share, of capital stock of Voya Solution Conservative Portfolio (collectively, the "Shares"), all in accordance with the terms of the applicable Agreement(s) and Plan(s) of Reorganization to be entered into by the Company, on behalf of the applicable Acquiring Portfolio, and Voya Strategic Allocation Portfolios, Inc. and the Company, on behalf of the applicable Acquired Portfolio (together, the "Agreements and Plans of Reorganization"), in substantially the forms included as Appendix B, Appendix C and Appendix D to the information statement/prospectus that is part of the Registration Statement.

In connection with this opinion, we have examined the forms of Agreements and Plans of Reorganization. We have examined such certificates, documents, and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinion set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

We have assumed, for the purposes of this opinion, that, prior to the date of the issuance of the Shares, the Agreements and Plans of Reorganization will have been duly executed and delivered by each party thereto in the form included as Appendix B, Appendix C and Appendix D to the information statement/prospectus that is part of the Registration Statement and will constitute a legal, valid, and binding obligation of the Company, on behalf of each Acquiring Portfolio.

In rendering the opinion expressed herein, we have, with your approval, relied solely on the opinion, dated the date hereof, of Venable LLP insofar as such opinion relates to the laws of the State of Maryland (subject to all of the assumptions and qualifications to which such opinion is subject), and we have made no independent examination of the laws of that jurisdiction. We are providing a copy of that opinion together with this opinion, which is subject to the same assumptions as those set forth in the opinion of Venable LLP attached hereto, including without limitation that, upon any issuance of the Shares, the total number of issued and outstanding shares of Common Stock of each series or class of the Company will not exceed the total number of shares of Common Stock of such series or class that the Company is then authorized to issue under the charter of the Company.

Based upon and subject to the foregoing, we are of the opinion that the issuance of the Shares has been duly authorized and that, when and if issued and delivered in accordance with the resolutions adopted by the Board of Directors of the Company relating to the authorization of the registration, sale, and issuance of the Shares and the approval of the Agreements and Plans of Reorganization, and in accordance with the Agreements and Plans of Reorganization and the Registration Statement, the Shares will be validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm as legal counsel for the Company in the Registration Statement. This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP